Exhibit 10.13

FRAMEWORK AGREEMENT

ON

TRANSFER AND LEASEBACK OF INDUSTRIAL PREMISES

BETWEEN

OCLARO TECHNOLOGY (SHENZHEN) CO., LTD.

(“SELLER” AND “LESSEE”)

AND

SHENZHEN FANGDAO TECHNOLOGY CO., LTD.

(“BUYER” AND “LESSOR”)

MAY 15, 2012

FRAMEWORK AGREEMENT

This “Framework Agreement on Transfer and Leaseback of Industrial Premises” (hereinafter the “Agreement”) is entered into in Shenzhen, China on May 15th, 2012, between:

Party A: Oclaro Technology (Shenzhen) Co., Ltd.

Address: No.2 Fenghuang Road, Futian Bonded Zone, Shenzhen.

Legal Representative: JERRY JOHN TURIN

Party B: Shenzhen Fangdao Technology Co., Ltd.

Address: Room 210, 2nd Floor East, No.211 Tairan Building, Chegongmiao Industry Zone, Futian District, Shenzhen.

Legal Representative: Luo Wenguang Authorized Representative: Liu Foci

(Party A and Party B shall be collectively referred to as the “Parties” and individually the “Party”)

Whereas:

1.	Party A legally owns the property rights of the relevant industrial premises located in Futian Bonded Zone, Shenzhen (hereinafter the “Premises”). The Premises specifically includes: (1) industrial premises on section AB1C2D of the first floor and the third and fourth floor of Wanli Industry Building, with Property Certificate number “ShenFangDiZi No.3000675817”; and (2) industrial premises on the fifth, sixth and seventh floor of Wanli Industry Building, with Property Certificate number “ShenFangDiZi No.3000675591”.

2.	Party A agrees to transfer the Premises to Party B as it is and, after the completion of the registration of the title transfer, leases back the Premises from Party B for the agreed term; while Party B agrees to buy the Premises from Party A and leases the Premises to Party A after the completion of the registration of the title transfer.

3.	Pursuant to the provisions of “Interim Measures on the Transfer of Industrial Buildings in Shenzhen”, transfer of the Premises shall be carried out through listing or other public means at Shenzhen Land and Property Exchange Center (hereinafter the “Exchange Center”), otherwise there is a risk that the registration of the title transfer may not be approved by Shenzhen Property Right Registration Center (hereinafter the “Registration Center”). In this regard, the Parties both acknowledge and understand that, in practice, in certain cases, the Registration Center, based on specific circumstances of each industrial buildings, handles the registration of the title transfer of industrial buildings that are not transferred through listing but though direct execution of “Shenzhen Property Sales Contract”; the Parties both agree to apply for the registration of the title transfer of the Premises with the Registration Center by directly executing “Shenzhen Second-Hand House Sales Contract (2011 Sample Text)”, and if the registration procedures of the title transfer cannot be completed within the agreed term, then the Agreement shall be dealt with in accordance with the agreed methods in the Agreement.

Therefore, after amicable discussions in unanimity, the Parties hereby reach the following framework agreement in respect of the transfer and leaseback of the Premises for mutual compliance.

Article 1 Transfer of the Premises

1.1	Party A shall transfer the Premises to Party B as it is, and the title transfer of the Premises will be completed after the Registration Center approves handling the registration procedures of the title transfer and Party B actually becomes the registered title holder of the Premises.

1.2	Once the Registration Center approves the registration of the title transfer, the property rights to the Premises, the land use right to the apportioned parcel of land and the relevant auxiliary equipment and facilities (as set forth in Appendix 1, other movable machinery, equipment, facilities and etc. are owned by Party A) shall be simultaneously transferred to Party B.

Article 2 Transfer Price of the Premises and Its Payment

2.1	The total transfer price of the Premises is RMB 136,000,000.00 (RMB one hundred and thirty six million). The Parties agree that upon execution of the Second-hand House Sales Contract, the transfer price for property with property certificate number of “Shen FangDiZi No.3000675817” is RMB 65,860,903.00 and the transfer price for property with property certificate number of “ShenFangDiZi No.3000675591” is RMB 70,139,097.00.

2.2	The Parties agree to pay the transfer price of the Premises through escrow.

(1)	Within three business days after the execution of the Agreement, the Parties shall jointly go to China Everbright Bank, Shenzhen Central District Branch (the “Escrow Bank”) and sign the escrow agreement with the Escrow Bank in accordance with the agreed conditions in the Agreement.

(2)	The core contents of the escrow agreement shall include:

(A)	Within five business days after the execution of the escrow agreement, Party B shall pay the total transfer price of RMB 136,000,000.00 in a lump sum into the escrow account;

(B)	Within one business day upon satisfaction of any one of the following conditions, the Escrow Bank shall pay the transfer price to the bank account designated by Party A: (a) Party A provides the Escrow Bank with Party A’s unilateral payment instruction and an original copy of the “Computer Inquiry Result Form on Property Right Information” or a photocopy of the “Property Right Certificate” demonstrating that Party B is the registered title holder of the Premises; in which the Escrow Bank shall pay RMB 65,860,903.00 to the bank account designated by Party A after Party A’s submission of the aforesaid evidence proving that the property with property certificate number of “ShenFangDiZi No. 3000675817” is transferred to Party B’s name, and the Escrow Bank shall pay RMB 70,139,097.00 to the bank account designated by Party A after Party A’s submission of the aforesaid evidence proving that the property with property certificate number of “ShenFangDiZi No. 3000675591” is transferred to Party B’s name; or (b) Party A and Party B jointly issue payment instructions to order the Escrow Bank to pay the transfer price to the bank account designated by Party A.

(C)	Within one business day upon satisfaction of any one of the following conditions, the Escrow Bank shall pay the transfer price to the bank account designated by Party B: (a) expiration of 120 days after Party B’s actual payment of the escrow fund in full to the escrow account; or (b) Party A and Party B jointly issue payment instructions to order the Escrow Bank to pay the transfer price to the bank account designated by Party B.

Article 3 Registration Procedures of Transfer of the Premises

3.1	Party A and Party B both agree to respectively sign two copies of “Shenzhen Second-Hand House Sales Contract (2011 Sample Text)” (hereinafter the “Second-Hand House Sales Contract”) upon execution of the Agreement.

3.1	Within three business days after the payment of the total transfer price in full to the Escrow Bank by Party B pursuant to the Agreement, the Parties shall prepare all the application documents for the registration of the title transfer of the Premises and submit such documents to the Registration Center.

3.2	If the registration procedures of the title transfer of the Premises cannot be directly proceeded, the Parties agree to handle the follow-up matters of the Agreement in accordance with Article 7 of the Agreement.

Article 4 Leaseback of the Premises

4.1	As from the date of transfer of the Premises to Party B’s name (i.e. the date on which the Property Certificate showing Party B as the registered title holder of the Premises is obtained), Party B shall lease the Premises to Party A. Upon execution of the Agreement, the Parties shall sign the “Shenzhen Property Lease Contract” (hereinafter the “Lease Contract”) in respect of the leased Premises in accordance with the agreed conditions under the Agreement.

4.2	The lease term is four years, in which, during the first and second year of the lease term, Party A is entitled to unilaterally terminate the lease in respect of any one or multiple floors of the Premises (surrender of tenancy in advance on the basis of a whole floor(s)) by notifying Party B in writing four months in advance; during the third and fourth year of the lease term, Party A is entitled to unilaterally terminate the lease in respect of any one or multiple floors of the Premises (surrender of tenancy in advance on the basis of a whole floor(s)) by notifying Party B in writing three months in advance. In the meantime, Party A undertakes that from the beginning of the third year of the lease term, at least any one floor of the Premises (Party A may decide the specific floor(s) to be surrendered) shall be surrendered to Party B for Party B’s use.

4.3	The Parties both agree that the rental standards of the Premises shall be as follows:

(1)	Within the first and second year, Party A shall pay the rental to Party B on the basis of RMB 29.8/square meter of building area per month.

(2)	Within the third year, Party A shall pay rental to Party B on the basis of RMB 32.18 /square meter of building area per month.

(3)	Within the fourth year, Party A shall pay rental to Party B on the basis of RMB 34.76 /square meter of building area per month.

4.4	Party A shall pay the rental for the Premises to Party B in the following manner:

(1)	Within three business days after the actual receipt of the transfer price of the Premises in full by Party A, Party A shall pay the rental deposit for the Premises of RMB one million (RMB 1,000,000.00) to Party B.

(2)	During the lease term, before the 15th day of each month, Party A shall pay the rental of such month to Party B.

4.5	Party B’s core obligations in respect of leasing the Premises are:

(1)	Within three business days after the surrender of tenancy and handover of any one or multiple floors of the Premises by Party A during the third and four year to Party B, Party B shall refund the rental deposit for the corresponding surrendered Premises to Party A.

(2)	After surrender of tenancy and handover of any one or multiple floors of the Premises by Party A during the third and four year to Party B, Party B shall undertake to maintain the reasonable use of the surrendered Premises, and shall undertake that a new user of the Premises will not generate poisonous, hazardous and contaminative substances and loud noise exceeding [80] decibels during process of production, which would affect Party A’s use of the remaining floor(s) of the Premises.

(3)	Party A shall be responsible for the property management of the Premises (including but not limited to Party A’s engagement of a property management company), provided that Party A leases more than three floors (not inclusive) of the Premises. Party B shall pay Party A the property management fee in respect of the surrendered Premises on the basis of RMB 2/square meter of building area per month (except for vacancy of the surrendered Premises) and Party A is entitled to directly deduct the corresponding amount from the rental payable to Party B. Party B shall be responsible for the property management of the Premises (including but not limited to Party B’s engagement of a property management company), provided that Party A leases three floors or less than three floors of the Premises. During the term of Party B’s property management of the Premises, if Party A then leases only one floor of the Premises, Party A does not need to pay the property management fee to Party B; if Party A then leases two or three floors of the Premises, Party A shall pay Party B the property management fee on the basis of RMB 1/square meter of building area per month.

(4)	Party B or any person designated by Party B shall not enter into the Premises leased by Party A without the consent of Party A; however, Party B is entitled to carry out an inspection tour in the Premises once a month (no more than two hours per tour) with Party A’s personnel’s company throughout the tour, provided that the normal production and business of Party A shall not be affected. Nevertheless, Party A undertakes to maintain lawful use of the Premises and cause no loss to Party B due to such use. In order to protect Party A’s trade secrets, Party B shall not take pictures or videos during the inspection tour, and Party B shall sign a confidentiality agreement with Party A regarding such matter.

Article 5 Handover of the Premises

5.1	Party B has examined the Premises and expressed its satisfaction regarding the current conditions of the Premises. The Parties agree to deem the date on which the registration for the title transfer of the Premises is completed as the date when Party A completes its handover of the Premises to Party B as it is in accordance with the requirements under the Second-hand House Sales Contract, which shall also be deemed as the date that Party B fulfills its handover obligations to Party A in accordance with the Lease Contract; the Parties further agree to enter into a “Confirmation Letter on Handover” at the above date. Party B shall bear the risks of destruction or loss of the Premises due to force majeure or accidental events on the date of the completion of the registration of the title transfer and Party B may purchase building property insurance for such risks.

5.2	Party A is not obliged to further hand over the Premises to Party B during the lease term and Party B shall not request Party A to hand over the Premises. Within three business days after the expiration of the lease (including Party A’s early termination of the lease of particular floors of the Premises), Party A shall hand over the relevant floors of the Premises to Party B at the then existing conditions of the Premises.

5.3	Party A shall, in normal means, use the equipment and facilities as referred to in Appendix 1 of the Agreement, the depreciation of which during the lease term shall be assumed by Party B. Excluding the equipment and facilities under Appendix 1, Party A shall have the ownership and disposal rights on various articles in the Premises, such as movable machines, equipment and facilities, etc.

Article 6 Taxes and Fees

6.1	All the transaction taxes and fees arising from the transfer and lease-back process of the Premises shall be assumed by the Parties respectively according to the law. The Parties shall pay the relevant taxes and fees within the term of payment as requested by the notice on payment of fees and taxes issued by the competent government authorities.

Article 7 Special Termination

7.1	In the event that any of the following events occur due to any reasons whatsoever, with the exception of Article 7.2, Article 7.3 and Article 8 of the Agreement, the Agreement, the Second-hand House Sales Contract and the Lease Contract further entered into by the Parties, shall be automatically terminated and shall no longer be legally binding upon the Parties:

(1)	where the registration procedures of the title transfer of the Premises are not actually completed and the Property Certificates showing Party B as the registered title holder are not obtained within 60 calendar days after the execution of the Agreement (i.e. until July 15, 2012) or any extended period otherwise mutually agreed by the Parties in writing; except that, during the above time period, the Registration Center has approved the registration of the transfer of the property rights and the failure to obtain the new Property Certificate is caused by one Party’s delay in paying the taxes in a timely manner; or

(2)	where the Registration Center does not issue the approval or handle the registration procedures of the title transfer of the Premises due to the reasons as stated under point 3 under “Whereas” section of the Agreement.

7.2	In the event that the relevant contracts are automatically terminated due to the occurrence of the events under Article 7.1 of the Agreement, the Parties shall handle the follow-up matters of the relevant contracts in the following means.

(1)	Within three business days, Party B shall return all the original copies of the Agreement, the Second-hand House Sales Contract and the Lease Contract it holds to Party A; in addition, the Parties shall jointly sign a confirmation letter regarding the automatic termination and invalidation of the Agreement, the Second-hand House Sales Contract and the Lease Contract. However, notwithstanding any Party’s failure to comply with this paragraph, the effect of the automatic termination of the relevant contracts shall not be affected.

(2)	Within three business days after the compliance with the arrangement as prescribed in paragraph (1) above, Party A shall assist Party B in notifying the Escrow Bank to remit all the funds in the escrow account to the bank account designated by Party B.

7.3	For avoidance of doubts, in the event that, during the term as specified under Article 7.1 (1) of the Agreement, the registration procedures of the title transfer of one of the Premises under either of the Property Certificates (ShenFangDiZi No. 3000675817 or ShenFangDiZi No. 3000675591) are completed, whereas the registration procedures of the title transfer of the Premises under the other Property Certificate fail to be completed, the Parties hereby unanimously confirm that:

(1)	where the relevant contracts are automatically terminated pursuant to the provisions under the Agreement, the termination only applies to the Second-hand House Sales Contract and the Lease Contract for the Premise the title transfer procedures of which have not been completed; the relevant provisions of the Second-hand House Sales Contract and the Lease Contract for the Premises the title transfer procedures of which have been completed shall remain valid.

(2)	Party A shall apply to transfer the Premises through listing in the Exchange Center within 60 calendar days (excluding the delays caused by the delayed governmental approval or force majeure events) after the automatic termination of the relevant contracts pursuant to Article 7.1 of the Agreement (the exact date shall be determined by the date when the Agency Transaction Agreement is entered into between Party A and the Exchange Center); meanwhile, notwithstanding any reasons that occur, Party B shall participate in the bidding in such listing with a price not lower than the relevant price as specified in Article 2.1 of the relevant Second-hand House Sales Contract, otherwise Party B shall compensate Party A with the liquidation damages in the amount of RMB 5,000,000 in a lump sum.

Article 8 Liabilities for Breach of Contract

8.1	Where any Party’s failure in performance or inappropriate performance of the Agreement causes losses to the other Party, the defaulting Party shall compensate the non-defaulting Party all the losses so suffered, including the expectation losses.

8.2	Where Party B fails to remit the full amount of the transfer price to the escrow account within the time limit as specified under Article 2.2 (2) A of the Agreement, Party A is entitled to terminate the Agreement, the Second-hand House Sales Contract and the Lease Contract immediately and request Party B to pay to Party A the liquidation damages equivalent to 20% (twenty percent) of the total amount of the transfer price of the Premises.

8.3	Where any Party is in violation with the time limit as specified under Article 3.2 of the Agreement and fails to submit to the Registration Center the application documents for the registration of the title transfer of the Premises in a timely manner after all the necessary documents are fully prepared, the Parties shall resolve the problem through amicable consultations, provided that the delay is less than 15 calendar days; in the event that the delay exceeds 15 calendar days, the non-defaulting Party is entitled to unilaterally request the termination of all the transaction documents, i.e. the Agreement, the Second-hand House Sales Contract and the Lease Contract, etc., in the event that the non-defaulting Party requests to terminate the transaction documents, the defaulting Party shall pay to the non-defaulting Party the liquidation damages equivalent to 2% (two percent) of the total amount of the transfer price of the Premises.

Article 9 Miscellaneous

9.1	Any document of the Parties shall be in writing and shall be delivered by mail if not by hand, and the mailing addresses shall be the following mailing addresses as confirmed by the Parties; where the mailing address of any Party has been changed without notification to the other Party, the notifying obligation of the other Party shall be deemed fulfilled when the delivery is made to the original address:

If to Party A, to:

Attention: Oclaro Technology (Shenzhen) Co., Ltd.

Mailing Address: No. 2 Fenghuang Road, Futian Bonded Zone, Shenzhen

Post Code: 518000

If to Party B, to:

Attention: Shenzhen Fangdao Technology Co., Ltd.

Mailing Address: Room 210, 2nd Floor East, No.211 Tairan Building, Chegongmiao Industry Zone, Futian District, Shenzhen.

Postcode: 518000

9.2	Any matter not specified under the Agreement shall be agreed by the Parties in the Second-hand House Sales Contract and the Lease Contract. Where there is any discrepancy between the provisions of the Agreement and the provisions of the Second-hand House Sales Contract and the Lease Contract, the provisions of the Agreement shall prevail.

9.3	In the event of any dispute arising from the Agreement, the Parties shall resolve the dispute through amicable consultations; where the dispute fails to be resolved through amicable consultations, either Party shall be entitled to refer the dispute to China International Economic and Trade Arbitration Commission, South China Sub-commission for arbitration. The arbitral award shall be final and binding upon the Parties.

9.4	Party A and Party B agree to comply with all the applicable laws and regulations. Notwithstanding the above sentence, Party A and Party B agree that either of the Parties will not take any action in violation with the anti-corruption orders, regulations or laws of the United States and China.

9.5	Party B shall be responsible for having Shenzhen Guang’an Liye Investment Co., Ltd. to assume the irrevocable joint and several liability to guarantee Party B’s performance of all the contractual obligations as prescribed under the Agreement. Party B shall be responsible for providing Party A with a guarantee letter on the joint and several liability and the relevant shareholder’s resolution issued by Shenzhen Guang’an Liye Investment Co., Ltd.

9.6	The Agreement shall become effective upon the execution and seal of both Parties. In addition, the validity of the Agreement shall be subject to Article 7 hereunder. The Agreement has two counterparts, with Party A and Party B each holding one copy with the same legal effect.

(the rest of this page intentionally left blank)

(Signature Page)

Party A: Oclaro Technology (Shenzhen) Co., Ltd.

Legal Representative (signature):

Party B: Shenzhen Fangdao Technology Co., Ltd.

Legal Representative (signature):

Place of Execution: Shenzhen, China

Date of Execution: May 15, 2012

Appendix 1: Auxiliary Equipment and Facilities of the Premises

	Name	Model Number	Location
1	1# water chilling unit	19XR3737385CQS52	Chiller plant on the first floor

2	2# water chilling unit	19XR3737385CQS52	Chiller plant on the first floor

3	3# water chilling unit	19XR3737385CQS52	Chiller plant on the first floor

4	1# constant temperature and humidity air conditioner	H175	Air-conditioner room of new warehouse

5	2# constant temperature and humidity air conditioner	H175	Air-conditioner room of new warehouse

6	1# cooling tower	H600T	Roof

7	2# cooling tower	H600T	Roof

8	3# cooling tower	H600RT	Roof

9	Warehouse cooling tower	LRC.125×2.C	Roof

10	1# Chilled water pump	AEEBKA	Chiller plant on the first floor

11	2# Chilled water pump	AEEBPA040060FM-YB	Chiller plant on the first floor

12	3# Chilled water pump	AEEBKB040060FM-YB	Chiller plant on the first floor

13	1# cooling water pump	AEEBPA040050FM-YB	Chiller plant on the first floor

14	2# cooling water pump	AEEBPA040050FM-YB	Chiller plant on the first floor

15	3# cooling water pump	AEEBPA040050FM-YB	Chiller plant on the first floor

16	7-1 new air blower	AAHM05-10S	Seventh floor

17	3-1 new air blower	AH14MH	Third floor

18	3-2 new air blower	AH14MH	Third floor

19	4-1 new air blower	AH14MH	Fourth floor

20	4-2 new air blower	AH14MH	Fourth floor

21	5-1 new air blower	AH8MH 5000	Fifth floor

22	5-2 new air blower	AH8MH	Fifth floor

23	6-1 new air blower	AH8MH	Sixth floor

24	6-2 new air blower	AH8MH	Sixth floor

25	Third-floor air cooler	AH27MH 17000 283CMM	Third floor

26	Fourth-floor air cooler	AH27MH	Fourth floor

27	1-1 air cooler	AAJF26-H4R/S 25500 367CMM	First floor

28	1-2 air cooler		First floor

29	Fifth-floor air cooler	AH35MV 22000	Fifth floor

30	Sixth-floor air cooler	AH35MV	Sixth floor

31	7-3 air cooler	AAHM18-6S 17400	Seventh floor

32	7-4 air cooler	AAHM10-8S 10000	Seventh floor

33	Mixing pump	AEVBKA020015FMLP-YB	New air blower room on the third floor -1

34	Mixing pump	AEVBKA020015FMLP-YB	New air blower room on the third floor-1

35	Mixing pump	AEVBKA020015FMLP-YB	New air blower room on the third floor -2

36	Mixing pump	AEVBKA020015FMLP-YB	New air blower room on the third floor -2

37	Mixing pump	AEVBKA020015FMLP-YB	New air blower room on the fourth floor -1

38	Mixing pump	AEVBKA020015FMLP-YB	New air blower room on the fourth floor -1

39	Mixing pump	AEVBKA020015FMLP-YB	New air blower room on the fourth floor -2

40	Mixing pump	AEVBKA020015FMLP-YB	New air blower room on the fourth floor -2

41	Mixing pump	GRUNDFOS-LP100	New air blower room on the fifth floor -1

42	Mixing pump	GRUNDFOS-LP100	New air blower room on the fifth floor -1

43	Mixing pump	GRUNDFOS-LP100	New air blower room on the fifth floor -2

44	Mixing pump	GRUNDFOS-LP100	New air blower room on the fifth floor -2

45	Mixing pump	GRUNDFOS-LP100	New air blower room on the sixth floor -1

46	Mixing pump	GRUNDFOS-LP100	New air blower room on the sixth floor -1

47	Mixing pump	GRUNDFOS-LP100	New air blower room on the sixth floor -2

48	Mixing pump	GRUNDFOS-LP100	New air blower room on the sixth floor -2

49	No.1 living water pump	AKP0717C	Underground water pump room

50	No.2 living water pump	AKP0717C	Underground water pump room

51	No.1 fire pump	AKP1517C	Underground water pump room

52	No.2 fire pump	AKP1517C	Underground water pump room

53	No.1 spray pump	AKP1617C	Underground water pump room

54	No.2 spray pump	AKP1617C	Underground water pump room

55	No.1 living water pressure pump	3S32-2 --/3.0	Roof

56	No.2 living water pressure pump	3S32-2 --/3.0	Roof

57	No.1 Fire pressure-stabilizing pump	Y100L-2	Roof

58	No.2 Fire pressure-stabilizing pump	Y100L-2	Roof

59	Submersible pump		Underground water pump room

60	High voltage switchgear unit	ZS1	1F power distribution and transformer room

61	Diesel generator	135AZD	Diesel generator room on the first floor

62	Diesel generator	1120DFLC	New diesel generator room on the first floor

63	Diesel generator	1120DFLC	New diesel generator room on the first floor

64	1# transformer SCR-2000/10	ABB RESIBLOC dry-type transformer	1F power distribution and transformer room

65	2# transformer SCR-2000/10	ABB RESIBLOC dry-type transformer	1F power distribution and transformer room

66	3# transformer SCR-2000/10	ABB RESIBLOC dry-type transformer	1F power distribution and transformer room

67	1# passenger elevator	S0754VP17A	Elevator shaft

68	2# passenger elevator	S0754VP17A	Elevator shaft

69	3# goods elevator		Elevator shaft

70	4# passenger elevator	S0754VP17A	Elevator shaft

71	1# air compressor	ZT75	Chiller plant on the first floor

72	2# air compressor	ZT30	Chiller plant on the first floor

73	3# air compressor	ZT30	Chiller plant on the first floor

74	Drying machine		Chiller plant on the first floor

75	Drying machine	DX103	Chiller plant on the first floor

76	Drying machine	DX103	Chiller plant on the first floor

77	Gasholder	C-3	Chiller plant on the first floor

78	Vacuum pump	RA0100F	Vacuum pump room on the seventh floor

79	Vacuum pump	RA0100F	Vacuum pump room on the seventh floor

80	Vacuum pump	RA0202 D561 GQXX	Vacuum pump room on the seventh floor

81	Vacuum pump	RA0100E541	Vacuum pump room on the seventh floor

82	Vacuum pump	RA0100E541	Vacuum pump room on the seventh floor

83	Vacuum pump	RA0100E541	Vacuum pump room on the seventh floor

84	Access controller for door No.1		1F confidential room

85	Access controller for door No.2		4F-2MAU room

86	Access controller for door No.3		6F-2MAU room

87	Double door access controller	1F-TDC01	Confidential room
Fire control room

88	Double door access controller	1F-TDC02	Dining hall barrier No.3
Main equipment room

89	Double door access controller	1F-TDC05	Warehouse entrance
Storage house for valuables

90	Double door access controller	1F-TDC03	Dining hall barrier No.2
Dining hall barrier No.1

91	Double door access controller	1F-TDC04	Main entrance
Warehouse for factory affairs

92	Double door access controller	1F-TDC17	Staircase No.1 on the third floor
Office gate on the third floor

93	Double door access controller	1F-TDC19	IS equipment room in the third-floor office
Staircase No.2 on the third floor

94	Double door access controller	1F-TDC20	Staircase No.3 on the third floor
IS equipment room in the third-floor passage way

95	Double door access controller	1F-TDC21	Staircase No.1 on the fourth floor
Office gate on the fourth floor

96	Double door access controller	1F-TDC22	IS equipment room in the fourth-floor office
Staircase No.2 on the fourth floor

97	Double door access controller	1F-TDC23	Staircase No.3 on the fourth floor
Empty

98	Double door access controller	1F-TDC6	Staircase No.1 on the fifth floor
Office gate on the fifth floor

99	Double door access controller	1F-TDC7	Main IS equipment room on the fifth floor
Empty

100	Double door access controller	1F-TDC8	IS equipment room on the fifth-floor office
Empty

101	Double door access controller	1F-TDC9	Staircase No.1 on the sixth floor
Financial department on the sixth floor

102	Double door access controller	1F-TDC10	IS equipment room on the sixth-floor office
Office gate on the sixth floor

103	Double door access controller	1F-TDC11	Sales office on the sixth floor
Research and development laboratory on the seventh floor

104	Double door access controller	1F-TDC12	Staircase No.1 on the seventh floor
Staircase No.2 on the seventh floor

105	Double door access controller	1F-TDC13	Calibration room on the seventh floor
Maintenance room on the seventh floor

106	Double door access controller	1F-TDC14	Personnel information room on the seventh floor
Financial information room on the seventh floor

107	Double door access controller	1F-TDC15	Staircase No.2 on the fifth floor
Staircase No.3 on the fifth floor

108	Double door access controller	1F-TDC16	Staircase No.2 on the sixth floor
Staircase No.3 on the sixth floor

109	Double door access controller	1F-TDC29	Staircase No.3 on the seventh floor
Office gate on the seventh floor

110	Double door access controller	11323-R/F-2Dr	Door No.1 on the roof
Door No.2 on the roof

111	Double door access controller	31147-R/F-2Dr	Door No.3 on the roof
Door No.4 on the roof

112	Double door access controller	40681-R/F-2Dr	Door No.5 on the roof
Empty

113	No.1 elevator controller		South elevator machine room
	No.2 elevator controller		North elevator machine room

114	No.3 elevator controller		North elevator machine room
	No.4 elevator controller		North elevator machine room

115	Six video recorders		Security pavilion
72 cameras

116	Process water cooling pump	50GDLF16-13X7	Fourth floor
	Process water pump	Y132S1-2 B5	Fourth floor

117	Process water pump	132SB2-38FF265-C2	Fourth floor
	Process water cooling pump	50GDLF16-13X7	Fifth floor

118	Process water pump	Y132S1-2 B5	Fifth floor
	Process water cooling pump	132SB2-38FF265-C2	Fifth floor

119	TRANE air conditioner	GGAK1755D BNA	Roof
	TRANE air conditioner	GGAK1755D BNA	Roof